As filed with the Securities and Exchange Commission on February 3, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
Registration Statement
under
The Securities Act of 1933

QUALTRICS INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	7372	47-1754215
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

333 West River Park Drive
Provo, Utah 84604
385-203-4999
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2021 Qualtrics International Inc. Employee Omnibus Equity Plan
2021 Qualtrics International Inc. Employee Stock Purchase Plan
(Full title of the plans)

Zig Serafin
Chief Executive Officer
Qualtrics International Inc.
333 West River Park Drive
Provo, Utah 84604
385-203-4999
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bradley C. Weber Erica D. Kassman Goodwin Procter LLP 601 Marshall Street Redwood City, California 94063 650-752-3100	Blake Tierney General Counsel Qualtrics International Inc. 333 West River Park Drive Provo, Utah 84604 385-203-4999
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement on Form S-8 (this “Registration Statement”) or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents filed by Qualtrics International Inc. (the “Registrant”) with the Commission are incorporated by reference to this Registration Statement:
(a)The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 9, 2021 (including the sections of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 5, 2021 and relating to its May 19, 2021 annual meeting of stockholders, that are incorporated by reference therein (other than information furnished rather than filed)).
(b)The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the Commission on May 6, 2021, August 3, 2021 and October 22, 2021, respectively.
(c)The Registrant’s Current Reports on Form 8-K, filed with the Commission on May 25, 2021, July 29, 2021, August 3, 2021, August 20, 2021, September 2, 2021, September 15, 2021, October 1, 2021, November 2, 2021, November 3, 2021, November 9, 2021 and January 26, 2022 (in each case, except for information contained therein which is furnished rather than filed).
(d)The description of the Registrant’s Class A Common Stock, which is contained in the Registrant’s Registration Statement on Form 8-A filed on January 27, 2021 (File No. 001-39952) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.
In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; provided, however, that information deemed to have been furnished and not filed shall not be deemed to be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.    Description of Securities.
Not applicable.
Item 5.    Interests of Named Experts and Counsel.
Not applicable.
Item 6.    Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated bylaws provide that the Registrant will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of the Registrant’s directors or officers or is or was serving at the Registrant’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Registrant’s amended and restated bylaws also provide that the Registrant must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.
The Registrant has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require the Registrant, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the Registrant to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. At present, the Registrant is not aware of any pending litigation or proceeding involving any person who is or was one of the Registrant’s directors, officers, employees or other agents or is or was serving at the Registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and the Registrant is not aware of any threatened litigation that may result in claims for indemnification.
The Registrant maintains insurance policies that indemnify its directors and executive officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.
Item 7.    Exemption from Registration Claimed.
Not applicable.

Item 8.    Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (1)
4.2	Amended and Restated Bylaws of the Registrant (2)
4.3	Specimen Class A common stock certificate of the Registrant (3)
5.1*	Opinion of Goodwin Procter LLP
23.1*	Consent of Goodwin Procter LLP (contained in the Opinion filed as Exhibit 5.1)
23.2*	Consent of KPMG LLP
24.1*	Power of Attorney (contained on the signature page hereto)
99.1	2021 Qualtrics International Inc. Employee Omnibus Equity Plan and forms of award agreement thereunder (4)
99.2	2021 Qualtrics International Inc. Employee Stock Purchase Plan (5)
107*	Filing Fee Table

* Filed herewith.
(1)Filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-251767), filed with the Commission on December 28, 2020 and incorporated herein by reference.
(2)Filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-251767), filed with the Commission on December 28, 2020 and incorporated herein by reference.
(3)Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-251767), filed with the Commission on December 28, 2020 and incorporated herein by reference.
(4)Filed as Exhibit 10.13 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-251767), filed with the Commission on January 12, 2021 and incorporated herein by reference.
(5)Filed as Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1 (File No. 333-251767), filed with the Commission on December 28, 2020 and incorporated herein by reference.
Item 9.    Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on this 3rd day of February, 2022.

QUALTRICS INTERNATIONAL INC.
By:	/s/ Blake Tierney
Name: Blake Tierney
Title: General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Zig Serafin, Chris Beckstead and Blake Tierney, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933 increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zig Serafin	Chief Executive Officer (Principal Executive Officer) and Director	February 3, 2022
Zig Serafin

/s/ Rob Bachman	Chief Financial Officer (Principal Financial and Accounting Officer)	February 3, 2022
Rob Bachman

/s/ Ryan Smith	Founder, Executive Chair and Director	February 3, 2022
Ryan Smith

/s/ Ritu Bhargava	Director	February 3, 2022
Ritu Bhargava

/s/ Egon Durban	Director	February 3, 2022
Egon Durban

/s/ Sindhu Gangadharan	Director	February 3, 2022
Sindhu Gangadharan

/s/ Omar A. Johnson	Director	February 3, 2022
Omar A. Johnson

/s/ Christian Klein	Director	February 3, 2022
Christian Klein

/s/ Luka Mucic	Director	February 3, 2022
Luka Mucic

/s/ Donald J. Paoni	Director	February 3, 2022
Donald J. Paoni

/s/ Scott Russell	Director	February 3, 2022
Scott Russell

/s/ Kelly Steckelberg	Director	February 3, 2022
Kelly Steckelberg